EXHIBIT 99.1

8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY:	Jeffrey I. Badgley
Co-Chief Executive Officer
FOR IMMEDIATE RELEASE

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FD
Investor Contact: Eric Boyriven
(212) 850-5600

MILLER INDUSTRIES REPORTS 2009 SECOND QUARTER RESULTS

CHATTANOOGA, Tennessee, August 5, 2009 – Miller Industries, Inc. (NYSE: MLR) (the “Company”) today announced financial results for the second quarter ended June 30, 2009.
For the second quarter of 2009, net sales were $54.3 million, compared with $74.7 million in the second quarter of 2008.  Net income in the second quarter of 2009 was $1.4 million, or $0.12 per diluted share, compared to net income of $1.0 million, or $0.09 per diluted share, in the prior year period.
Gross profit for the second quarter of 2009 was $8.1 million, or 14.9% of net sales, compared to $8.3 million, or 11.1% of net sales, for the second quarter of 2008.   For the second quarter of 2009, selling, general and administrative expenses were $5.8 million versus $6.4 million for the prior year period.
Interest expense in the second quarter of 2009 decreased to $235,000 from $338,000 in the second quarter of 2008, due to decreases in interest on chassis purchases together with interest on distributor floor plan financing as well as lower debt levels and interest rates.
In June of 2009 the Company paid off the remaining balance of the term loan under its credit facility, leaving no balance owing on the credit facility at June 30, 2009. This compares to total bank debt of $1.8 million at March 31, 2009 and $2.1 million at December 31, 2008.
Other income related to foreign currency transactions was a gain of $339,000 in the second quarter of 2009 compared to a gain of $104,000 in the second quarter of 2008.

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MILLER INDUSTRIES REPORTS 2009 SECOND QUARTER RESULTS	PAGE 2

For the six-month period ended June 30, 2009, net sales were $113.0 million, compared to $142.3 million in the prior year period.  The Company reported net income of $2.3 million, or $0.20 per diluted share, for the first half of 2009, compared to net income for the first half of 2008 of $2.0 million, or $0.17 per diluted share. Other income related to foreign currency transactions was a gain of $284,000 for the first six months of 2009 compared to an $82,000 gain in the prior year period.
Jeffrey I. Badgley, President and Co-CEO of the Company stated, “In these extreme economic conditions we are pleased with our second quarter results, which reflect our efforts to offset softening demand through careful cost control measures. Despite the difficult economic environment, gross margins improved for the quarter when compared to both the 2008 second quarter and the 2009 first quarter, driven by changes in product mix, as well as steps we have taken to enhance our efficiencies and streamline our cost structure.  As a result, we generated greater profitability for the period, despite lower sales levels. We paid off our bank debt while at the same time increasing our cash position in the quarter, and continue to operate from a strong and improving financial position.”
Mr. Badgley added, “While we have taken steps to meet the challenges of this economic downturn, demand in the domestic market remains weak and we are currently seeing a softening in international demand as economic difficulties begin to weigh on our operations in those markets.  Based on our limited visibility into our markets, we anticipate further softening of demand in the second half of 2009, with no significant recovery in the market by year end. Although we have taken steps to reduce costs, and will continue to do so as necessary, these actions may only partially mitigate the further softening in demand.”
Mr. Badgley concluded, “While we remain concerned about how long the current economic condition will last, we believe our product offering is the best in the industry and that we are well-positioned for long-term growth in the domestic and international markets with both commercial and government customers. We will continue to proactively position our business and invest in the further enhancement of our product offering to enable the Company to take advantage of the eventual rebound in our markets.”

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MILLER INDUSTRIES REPORTS 2009 SECOND QUARTER RESULTS	PAGE 3

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet.  Management will host the call, which is scheduled for tomorrow, August 6, 2009, at 10:00 AM ET.  Listeners can access the conference call live and archived over the Internet through a link at:

http://www.videonewswire.com/event.asp?id=60490

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software.  A replay of this call will be available approximately one hour after the live call ends through August 13, 2009.  The replay number is (877) 344-7529, Passcode 421744.

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management.  Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things, economic and market conditions; the risks related to the general economic health of our customers; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; the success and timing of existing and additional export and government order; the cyclical nature of our industry; changes in fuel and other transportation costs; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2008, which discussion is incorporated herein by this reference.  Such factors are not exclusive.  We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

Miller Industries, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands except per share data)

	Three Months Ended			Six Months Ended
	June 30			June 30
			%			%
	2009	2008	Change	2009	2008	Change
NET SALES	$54,255	$74,715	-27.4%	$113,011	$142,336	-20.6%

COSTS AND EXPENSES:

COST OF OPERATIONS	46,190	66,390	-30.4%	96,543	125,747	-23.2%

SELLING, GENERAL AND	5,817	6,401	-9.1%	12,255	12,712	-3.6%
ADMINISTRATIVE EXPENSES

INTEREST EXPENSE, NET	235	338	-30.5%	560	792	-29.3%

OTHER (INCOME) EXPENSE	(339)	(104)	226.0%	(284)	(82)	246.3%

TOTAL COSTS AND EXPENSES	51,903	73,025	-28.9%	109,074	139,169	-21.6%

INCOME BEFORE INCOME TAXES	2,352	1,690	39.2%	3,937	3,167	24.3%

INCOME TAX PROVISION	966	644	50.0%	1,638	1,194	37.2%

NET INCOME	$1,386	$1,046	32.5%	$2,299	$1,973	16.5%

BASIC INCOME PER COMMON SHARE	$0.12	$0.09	33.3%	$0.20	$0.17	17.6%

DILUTED INCOME PER COMMON SHARE	$0.12	$0.09	33.3%	$0.20	$0.17	17.6%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,608	11,594	0.1%	11,608	11,594	0.1%
DILUTED	11,855	11,623	2.0%	11,768	11,627	1.2%